Exhibit 99.1

TerraForm Power, Inc. Reports Third Quarter 2015 Financial Results

•	Generated Cash Available for Distribution (“CAFD”) of $71 million, up 9% over previous quarter

•	Increases 3Q dividend to $0.35 per share ($1.40 annualized), up 4% over previous quarter

•	Solid operational performance - supported by geographically diversified 1.9 GW fleet

•	Executed UK portfolio project refinancing in November, resulting in net proceeds of $160 million
Bethesda, MD, November 9, 2015 (GLOBENEWSWIRE) - TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of clean energy power plants, today reported third quarter 2015 financial results, including CAFD of $71 million for the quarter.
“We are pleased to announce strong 3Q results while raising our dividend” said Carlos Domenech, Chief Executive Officer.  “We continue to execute on our plan, enabling us to raise our dividend to $1.40 on an annualized basis - up 55% from our initial dividend one year ago. Our portfolio has been able to deliver solid results, quarter after quarter, due to its geographic diversity and balanced mix of contracted solar and wind power plants. We will remain focused on optimizing the performance of our fleet to continue to deliver strong CAFD and dividends for our shareholders.”
3Q Financial Results
TerraForm Power reported adjusted revenue of $153 million, Adjusted EBITDA of $126 million, and CAFD of $71 million in the third quarter. During the first nine months of the year, the Company generated CAFD of $175 million, and retained $42 million for reinvestment, after distributions to shareholders.
3Q Dividend Increase
TerraForm Power’s Board of Directors has declared a third quarter dividend for TerraForm Power’s Class A common stock of $0.35 per share, or $1.40 per share on an annualized basis. This represents a 4% increase from the second quarter 2015 dividend of $0.335 per share, or $1.34 per share on an annualized basis. The 3Q dividend is payable on December 15, 2015 to shareholders of record as of December 1, 2015.
3Q Drop Downs from SunEdison
During the third quarter, TerraForm Power acquired 34 MW of contracted US solar power plants from SunEdison. All of these power plants were on TerraForm Power's call right list, which is comprised of SunEdison projects to which TerraForm Power has the exclusive right to purchase upon reaching commercial operation. The acquired drop down portfolio is contracted with a weighted average contract life of 21 years, and an average off-taker credit rating of A-. The power plants are expected to generate an average annualized unlevered CAFD of $6 million over the next ten years, representing a levered cash-on-cash return of approximately 11%.
Liquidity for Growth
As of September 30, 2015, TerraForm Power had total liquidity of $1.3 billion, including unrestricted cash on hand of $636 million and a $725 million revolving credit facility. The Company amended the maximum permitted size of its revolving credit facility during the quarter to $1.0 billion, commensurate with the growth in the Company’s asset base and cash flows.
Subsequent Events: U.K. Portfolio Project Refinancing
On November 6, 2015, the Company entered into definitive agreements for a new $475 million (equivalent GBP 314 million) project finance facility for its U.K. asset portfolio. The New U.K. Facility matures in 2022 and has a weighted average cost of approximately 4%. The Company expects to receive approximately $160 million of net proceeds from the New U.K. Facility (net of repayment of existing U.K. indebtedness, funding project-level reserves, and fees and

Exhibit 99.1

expenses). Pro forma for this financing, the Company’s cash on hand is approximately $800 million and liquidity is approximately $1.5 billion.
“The U.K. project financing demonstrates the Company’s access to financing markets at an attractive cost of capital and ability to continue funding the growth of our business. We remain focused on further strengthening the Company’s liquidity position and maintaining the quality of our balance sheet” said Alex Hernandez, TerraForm Power’s Chief Financial Officer.
Conference Call Details
TerraForm Power and SunEdison’s management will host a joint conference call for investors on Monday, November 9. A copy of the slide presentation related to the conference call will be posted on the company's web site prior to the start of the call. Details are as follows:

Date:	Monday, November 9, 2015

Time:	4:30 pm ET

Dial-in information:	Toll-Free Dial-In: +1 (844) 464-3938
International Dial-In: +1 (765) 507-2638

Webcast link:	http://edge.media-server.com/m/p/twd3hge5/lan/en
The presentation materials for the call and an archived recording of the call will be available following the call on the events page of the investor section of TerraForm Power's website at www.terraformpower.com.
About TerraForm Power
TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.
Contacts:
Media:
Anne Granfield, Finsbury
anne.granfield@finsbury.com
+1 (646) 805-2033

Investors/Analysts:
Brett Prior
bprior@terraform.com
+1 (650) 889-8628
Safe Harbor Disclosure
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital

Exhibit 99.1

expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.
By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; our ability to successfully identify, evaluate, and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of capital markets and our ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; our ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.
TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted Revenue

We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating revenues, net	$163,291	$53,566	$363,852	$84,336
Operating costs and expenses:
Cost of operations	15,201	4,224	50,430	6,114
Cost of operations - affiliate	6,840	2,814	14,657	4,031
General and administrative	7,518	2,984	21,087	3,767
General and administrative - affiliate	14,636	5,051	39,411	8,783
Acquisition and related costs	11,294	1,302	31,680	2,537
Acquisition and related costs - affiliate	—	2,826	1,040	2,826
Formation and offering related fees and expenses	—	536	—	3,399
Depreciation, accretion and amortization	43,667	13,245	113,694	21,632
Total operating costs and expenses	99,156	32,982	271,999	53,089
Operating income	64,135	20,584	91,853	31,247
Other expenses:
Interest expense, net	48,786	22,906	121,602	54,552
(Gain) loss on extinguishment of debt, net	—	(9,580)	8,652	(7,635)
Loss on foreign currency exchange, net	9,825	6,240	9,755	6,914
Other, net	1,433	80	1,110	582
Total other expenses, net	60,044	19,646	141,119	54,413
Income (loss) before income tax expense (benefit)	4,091	938	(49,266)	(23,166)
Income tax expense (benefit)	1,673	2,806	2,842	(4,069)
Net income (loss)	2,418	(1,868)	(52,108)	(19,097)
Less: Pre-acquisition net (loss) income of projects acquired from SunEdison	(2,743)	(347)	7,892	(1,059)
Less: Predecessor income (loss) prior to IPO on July 23, 2014	—	6,270	—	(10,357)
Net income (loss) subsequent to IPO and excluding pre-acquisition net (loss) income of projects acquired from SunEdison	5,161	(7,791)	(60,000)	(7,681)
Less: Net income attributable to redeemable non-controlling interests	6,949	—	8,576	—
Less: Net loss attributable to non-controlling interests	(968)	(3,777)	(46,440)	(3,667)
Net loss attributable to Class A common stockholders	$(820)	$(4,014)	$(22,136)	$(4,014)

Weighted average number of shares:
Class A common stock - Basic and diluted	77,522	27,066	61,777	27,066
Loss per share:
Class A common stock - Basic and diluted	$(0.03)	$(0.15)	$(0.39)	$(0.15)

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

ASSETS	September 30, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$635,821	$468,554
Restricted cash, including consolidated variable interest entities of $41,976 and $39,898 in 2015 and 2014, respectively	90,181	70,545
Accounts receivable, including consolidated variable interest entities of $48,754 and $16,921 in 2015 and 2014, respectively	117,713	32,036
Prepaid expenses and other current assets	47,627	22,637
Total current assets	891,342	593,772

Renewable energy facilities, net, including consolidated variable interest entities of $1,821,857 and $1,466,223 in 2015 and 2014, respectively	3,981,751	2,646,860
Intangible assets, net, including consolidated variable interest entities of $256,285 and $259,004 in 2015 and 2014, respectively	515,755	361,673
Deferred financing costs, net	56,655	42,741
Deferred income taxes	—	4,606
Other assets	89,009	29,419
Total assets	$5,534,512	$3,679,071

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(CONTINUED)

LIABILITIES AND STOCKHOLDERS' EQUITY	September 30, 2015	December 31, 2014
Current liabilities:
Current portion of long-term debt and financing lease obligations, including consolidated variable interest entities of $84,001 and $20,907 in 2015 and 2014, respectively	$115,203	$100,488
Accounts payable, accrued expenses and other current liabilities, including consolidated variable interest entities of $23,465 and $27,284 in 2015 and 2014, respectively	129,139	83,437
Deferred revenue	13,827	24,264
Due to SunEdison, net	14,522	193,080
Total current liabilities	272,691	401,269
Other liabilities:
Long-term debt and financing lease obligations, less current portion, including consolidated variable interest entities of $612,032 and $620,853 in 2015 and 2014, respectively	2,431,182	1,599,277
Deferred revenue, including consolidated variable interest entities of $67,756 and $51,943 in 2015 and 2014, respectively	76,273	52,214
Deferred income taxes, including consolidated variable interest entities of $38,125 and $3,012 in 2015 and 2014, respectively	39,106	7,877
Asset retirement obligations, including consolidated variable interest entities of $51,067 and $32,181 in 2015 and 2014, respectively	153,651	78,175
Other long-term liabilities	23,905	—
Total liabilities	2,996,808	2,138,812

Redeemable non-controlling interests	44,292	24,338
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding in 2015 and 2014	—	—
Class A common stock, $0.01 par value per share, 850,000,000 shares authorized, 80,029,737 and 42,217,984 issued and outstanding in 2015 and 2014, respectively.	776	387
Class B common stock, $0.01 par value per share, 140,000,000 shares authorized, 60,364,154 and 64,526,654 issued and outstanding in 2015 and 2014, respectively.	604	645
Class B1 common stock, $0.01 par value per share, 260,000,000 shares authorized, zero and 5,840,000 issued and outstanding in 2015 and 2014, respectively.	—	58
Additional paid-in capital	1,260,616	497,556
Accumulated deficit	(39,861)	(25,617)
Accumulated other comprehensive loss	(2,949)	(1,637)
Total TerraForm Power, Inc. stockholders' equity	1,219,186	471,392
Non-controlling interests	1,274,226	1,044,529
Total non-controlling interests and stockholders' equity	2,493,412	1,515,921
Total liabilities, non-controlling interests and stockholders' equity	$5,534,512	$3,679,071

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(52,108)	$(19,097)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation expense	10,030	1,567
Depreciation, accretion and amortization	113,694	21,632
Amortization of favorable and unfavorable revenue contracts	1,599	3,558
Amortization of deferred financing costs and debt discounts	25,307	16,842
Recognition of deferred revenue	(5,403)	(192)
Loss (gain) on extinguishment of debt, net	8,652	(16,315)
Unrealized gain on derivatives, net	(855)	—
Unrealized loss on foreign currency exchange	11,269	5,037
Deferred taxes	2,769	(4,068)
Changes in assets and liabilities:
Accounts receivable	(62,152)	(32,958)
Prepaid expenses and other current assets	6,807	(12,948)
Accounts payable, accrued interest, and other current liabilities	20,604	28,402
Deferred revenue	19,025	37,473
Due to SunEdison, net	(196)	(8,579)
Other, net	6,214	6,424
Net cash provided by operating activities	105,256	26,778
Cash flows from investing activities:
Cash paid to third parties for renewable energy facility construction	(426,682)	(766,836)
Other investments	(10,000)	—
Acquisitions of renewable energy facilities from third parties, net of cash acquired	(1,004,403)	(355,536)
Due to SunEdison, net	(14,872)	—
Change in restricted cash	(23,262)	—
Net cash used in investing activities	$(1,479,219)	$(1,122,372)

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(CONTINUED)

	Nine Months Ended September 30,
	2015	2014
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	$921,610	$433,621
Change in restricted cash for principal debt service	—	28,630
Proceeds from Senior Notes due 2023	945,962	—
Proceeds from Senior Notes due 2025	300,000	—
Proceeds from term loan	—	300,000
Proceeds from bridge loan	—	400,000
Repayment of bridge loan	—	(400,000)
Repayment of term loan	(573,500)	—
Proceeds from Revolver	235,000	—
Repayment of Revolver	(235,000)	—
Borrowings of project-level long-term debt	276,915	198,337
Principal payments on project-level long-term debt	(148,764)	(117,051)
Due to SunEdison, net	(147,370)	146,246
Contributions from non-controlling interests	82,876	6,312
Distributions to non-controlling interests	(21,637)	(151)
Repurchase of non-controlling interest	(54,694)	—
Distributions to SunEdison and affiliates	(51,777)	—
Net SunEdison investment	123,196	401,132
Payment of dividends	(60,707)	—
Debt prepayment premium	(6,412)	—
Payment of deferred financing costs	(43,088)	(42,821)
Net cash provided by financing activities	1,542,610	1,354,255
Net increase in cash and cash equivalents	168,647	258,661
Effect of exchange rate changes on cash and cash equivalents	(1,380)	(342)
Cash and cash equivalents at beginning of period	468,554	1,044
Cash and cash equivalents at end of period	$635,821	$259,363

Appendix Table A-1: Reg. G: TerraForm Power, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

We define Adjusted EBITDA as net income plus interest expense, net; income taxes; depreciation, accretion and amortization; stock-based compensation; and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Net income (loss)	$2,418	$(1,868)	$(52,108)	$(19,097)
Interest expense, net (a)	48,786	22,906	121,602	54,552
Income tax expense (benefit)	1,673	2,806	2,842	(4,069)
Depreciation, accretion and amortization (b)	40,243	16,032	115,293	25,190
General and administrative - affiliate (c)	13,636	5,051	36,887	8,783
Stock-based compensation	2,556	1,240	10,030	1,567
Acquisition and related costs, including affiliate (d)	11,294	4,128	32,720	5,363
Formation and offering related fees and expenses (e)	—	536	—	3,399
Unrealized gain on derivatives, net (f)	(2,669)	—	(855)	—
(Gain) loss on extinguishment of debt, net (g)	—	(9,580)	8,652	(7,635)
Non-recurring facility-level non-controlling interest member transaction fees (h)	—	—	2,753	—
Loss on foreign currency exchange, net (i)	9,825	6,240	9,755	6,914
Other non-cash operating revenues	(4,262)	(345)	(4,262)	(345)
Other non-operating expenses	2,342	59	2,342	59
Adjusted EBITDA	$125,842	$47,205	$285,651	$74,681
—————

(a)
In connection with the Amended Interest Payment Agreement between us and SunEdison, SunEdison will pay a portion of each scheduled interest payment on the Senior Notes due 2023, beginning with the first scheduled interest payment on August 1, 2015 and continuing through the scheduled interest payment on August 1, 2017, up to a maximum aggregate amount of $48.0 million, taking into account amounts paid under the original Interest Payment Agreement since the completion of our IPO. We received an equity contribution of $4.0 million and $1.5 million, respectively, from SunEdison pursuant to the original Interest Payment Agreement for the nine months ended September 30, 2015 and 2014. We received an equity contribution from SunEdison pursuant to the Amended Interest Payment Agreement during the three and nine months ended September 30, 2015 of $6.6 million.

(b)
Includes a $3.4 million increase and $1.6 million reduction within operating revenues due to net amortization of favorable and unfavorable revenue contracts for the three and nine months ended September 30, 2015, respectively, and a $2.8 million and $3.6 million reduction for the prior year comparative periods.

(c)
Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the MSA with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. Cash consideration paid to SunEdison for these services for the three and nine months ended September 30, 2015 totaled $1.0 million and $3.0 million, respectively. The cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016 and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.

(d)	Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the three and nine months ended September 30, 2015 and 2014.

(e)	Represents non-recurring professional fees for legal, tax and accounting services incurred in connection with the IPO.

(f)	Represents the change in the fair value of commodity contracts not designated as hedges.

(g)
We recognized a net loss on extinguishment of debt of $8.7 million for the nine months ended September 30, 2015 due primarily to the termination of the Term Loan and its related interest rate swap, the exchange of the previous revolver to the Revolver and prepayment of premium paid in conjunction with the payoff of First Wind indebtedness at the acquisition date, partially offset by the gain due to the termination of financing lease obligations upon SunEdison acquiring the lessor interest in the Duke Energy operating facility and concurrently transferring the portfolio to us. Net gain on extinguishment of debt was $9.6 million for the three months ended September 30, 2014 due primarily to the termination of financing lease obligations upon acquiring the lessor interest in the SunE Solar Fund X portfolio of solar generation assets and defeasance of debt obligations related to certain projects in the U.S. Projects 2009-2013 portfolio. We recognized a net gain on extinguishment of debt of $7.6 million for the nine months ended September 30, 2014 due primarily to the termination of financing lease obligations upon acquiring the lessor interest in the SunE Solar Fund X portfolio of solar generation assets.

(h)	Represents non-recurring plant-level professional fees attributable to tax equity transactions entered into during the nine months ended September 30, 2015.

(i)
We incurred a net loss on foreign currency exchange of $9.8 million for both the three and nine months ended September 30, 2015, due primarily to unrealized losses on the remeasurement of intercompany loans which are denominated in British pounds. Net loss on foreign currency exchange was $6.2 million and $6.9 million for the three and nine months ended September 30, 2014, respectively, due primarily to unrealized losses on the remeasurement of intercompany loans which are denominated in British pounds.

Appendix Table A-2: Reg. G: TerraForm Power, Inc. Reconciliation of Cash flows from operating activities to CAFD

Cash Available for Distribution

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.

We define “cash available for distribution” or “CAFD” as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this news release, cash available for distribution represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by SunEdison pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Our intention is to cause Terra LLC to distribute a portion of the cash available for distribution generated by our project portfolio to its members each quarter, after appropriate reserves for our working capital needs and the prudent conduct of our business.

The following table presents a reconciliation of cash flows from operating activities to CAFD for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$69,956	$14,542	$105,256	$26,778
Changes in assets and liabilities	(4,864)	(4,778)	9,698	(17,814)
Deposits into/withdrawals from restricted cash accounts	(20,648)	(4,873)	(10,345)	(148)
Cash distributions to non-controlling interests	(5,367)	(572)	(17,686)	(572)
Scheduled project-level and other debt service and repayments	(6,505)	(3,849)	(18,404)	(8,251)
Contributions received pursuant to agreements with SunEdison	5,677	1,523	15,143	7,161
Non-expansionary capital expenditures	(4,468)	—	(9,764)	—
Other:
Acquisition and related costs, including affiliates	11,294	4,128	32,720	5,363
Formation and offering related fees and expenses, including affiliates	—	536	—	3,399
Change in accrued interest (a)	10,871	18,645	11,771	25,727
General and administrative - affiliate (b)	13,636	5,051	36,887	8,783
Non-recurring facility-level non-controlling interest member transaction fees	—	—	2,753	—
Economic ownership adjustment (c)	—	—	13,590	—
Other	1,279	(26)	3,375	(1,584)
Estimated cash available for distribution	$70,861	$30,327	$174,994	$48,842
—————

(a)
The three months ended September 30, 2015 excludes $12.0 million of corporate interest expense incurred during the six months ended June 30, 2015 and paid on August 3, 2015 to align with project economics.

(b)
Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the MSA with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. Cash consideration paid to SunEdison for these services for the three and nine months ended September 30, 2015 totaled $1.0 million and $3.0 million, respectively. The cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016, and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net cash provided by operating activities to cash available for distribution.

(c)	Represents economic ownership of certain acquired operating assets which accrued to us prior to the acquisition close date.

Appendix Table A-3: Reg. G: TerraForm Power, Inc. Reconciliation of Operating Revenues to Adjusted Revenue

Adjusted Revenue

We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

The following table presents a reconciliation of Operating revenues, net to Adjusted Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Adjustments to reconcile Operating revenues, net to adjusted revenue
Operating revenues, net	$163,291	$53,566	$363,852	$84,336
Unrealized gain on derivatives, net (a)	(2,669)	—	(855)	—
Amortization of favorable and unfavorable revenue contracts (b)	(3,424)	2,787	1,599	3,558
Other non-cash	(4,262)	(345)	(4,906)	(345)
Adjusted revenue	$152,936	$56,008	$359,690	$87,549
———

(a)	Represents the change in the fair value of commodity contracts not designated as hedges.

(b)	Represents net amortization of favorable and unfavorable revenue contracts included within operating revenues.